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                                  EXHIBIT 23

                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-76697, 33-1805, 33-22289, 33-50248, 33-74488,
333-62933, 333-81955, and 333-32872) of Quixote Corporation and the
Registration Statements on Form S-3 (Nos. 2-96502 and 33-14873) of Quixote Corporation of our report dated August 7, 2000 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
September 27, 2000